Exhibit 15.1

KPMG Huazhen LLP 15th Floor China Resources Tower 2666 Keyuan South Road Nanshan District Shenzhen 518052 China Telephone +86 (755) 2547 1000 Fax +86 (755) 2547 3366 Internet kpmg.com/cn	毕马威华振会计师事务所 (特殊普通合伙) 中国深圳 南山区科苑南路2666号 中国华润大厦15楼 邮政编码:518052 电话 +86 (755) 2547 1000 传真 +86 (755) 2547 3366 网址 kpmg.com/cn

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-227938) on Form S-8 of our reports dated April 25, 2025, with respect to the consolidated financial statements of X Financial and the effectiveness of internal control over financial reporting.

/s/ KPMG Huazhen LLP

KPMG Huazhen LLP

Shenzhen, China

April 25, 2025

KPMG Huazhen LLP, a People's Republic of China partnership and a member firm of the KPMG global organisation of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

毕马威华振会计师事务所(特殊普通合伙) — 中国合伙制会计师事务所，是与英国私营担保有限公司 — 毕马威国际有限公司相关联的独立成员所全球性组织中的成员。